News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2023

▪Earnings Per Share - Diluted of $4.21; Earnings Per Share - Diluted, as Adjusted, of $6.11
▪Total Sales of $6.2B; Net Flows of ($3.8B); Assets Under Management of $172.3B

Hartford, CT, February 2, 2024 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended December 31, 2023.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2023	12/31/2022	Change	9/30/2023	Change
U.S. GAAP Financial Measures
Revenues	$214.6	$198.4	8%	$219.3	(2%)
Operating expenses	$175.6	$167.2	5%	$174.4	1%
Operating income (loss)	$39.0	$31.2	25%	$44.9	(13%)
Operating margin	18.2%	15.7%		20.5%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$30.8	$35.4	(13%)	$30.9	—%
Earnings (loss) per share - diluted	$4.21	$4.77	(12%)	$4.19	—%
Weighted average shares outstanding - diluted	7.320	7.419	(1%)	7.379	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$193.4	$176.3	10%	$197.5	(2%)
Operating expenses, as adjusted	$129.5	$120.2	8%	$130.5	(1%)
Operating income (loss), as adjusted	$63.9	$56.1	14%	$67.0	(5%)
Operating margin, as adjusted	33.0%	31.8%		33.9%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$44.8	$38.3	17%	$45.8	(2%)
Earnings (loss) per share - diluted, as adjusted	$6.11	$5.17	18%	$6.21	(2%)
Weighted average shares outstanding - diluted, as adjusted	7.320	7.419	(1%)	7.379	(1%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2023	12/31/2022	Change	9/30/2023	Change
Ending total assets under management	$172.3	$149.4	15%	$162.5	6%
Average total assets under management	$162.7	$148.6	9%	$167.9	(3%)
Total sales	$6.2	$7.3	(14%)	$5.8	7%
Net flows	$(3.8)	$(3.4)	12%	$(1.5)	N/M

N/M - Not Meaningful

Total assets under management of $172.3 billion at December 31, 2023 increased 6% from $162.5 billion at September 30, 2023 primarily due to market performance with positive net flows in retail separate accounts, partially offset by net outflows in institutional and open-end funds. In addition, the company provided services to $2.6 billion of other fee-earning assets.
Total sales increased 7% to $6.2 billion from $5.8 billion in the third quarter due to higher retail sales, with growth in both retail separate accounts and open-end funds. Retail separate account sales of $2.1 billion increased 15% from $1.8 billion led by growth in the private client channel. Open-end fund sales of $2.9 billion increased 9% from $2.7 billion primarily reflecting higher sales of mid-cap, small/mid-cap, and bank loan strategies. Institutional sales of $1.2 billion declined modestly from $1.3 billion in the prior quarter, which included a $0.3 billion collateralized loan obligation (CLO) issuance.
Net flows of ($3.8) billion compared with ($1.5) billion in the third quarter. Institutional net flows of ($2.2) billion compared with ($0.4) billion and included repositioning by several large retirement plan mandates. Retail separate account net flows of $0.4 billion increased from $0.3 billion in the prior quarter, with net inflows in both the intermediary sold and private client channels. Open-end fund net flows of ($2.0) billion compared with ($1.5) billion in the prior quarter due to higher redemptions across strategies but included continued positive net flows in small/mid-cap and global equity strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $39.0 million declined 13% from $44.9 million in the prior quarter due to a 2% decrease in revenues, reflecting lower average assets under management, and a 1% increase in operating expenses. The increase in operating expenses primarily reflected CLO issuance expenses and fair value adjustments to contingent consideration, partially offset by lower employment expenses, primarily variable incentive compensation, and lower distribution and other asset-based expenses.

Net income attributable to Virtus Investment Partners, Inc. of $4.21 per diluted share included ($0.71) of fair value adjustments to affiliate noncontrolling interests, ($0.36) of CLO issuance expense, ($0.18) of acquisition and integration costs, and ($0.13) of fair value adjustments to contingent consideration, partially offset by $0.35 of realized and unrealized gains on investments. Net income per diluted share of $4.19 in the prior quarter included ($0.67) of fair value adjustments to affiliate noncontrolling interests and ($0.30) of acquisition and integration costs.

The effective tax rate of 26% increased from 24% in the prior quarter, primarily reflecting changes in valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $193.4 million decreased 2% from $197.5 million in the prior quarter primarily due to 3% lower average assets under management partially offset by higher performance fees.
Employment expenses, as adjusted, of $96.7 million decreased from $98.8 million in the prior quarter primarily due to lower variable incentive compensation. Other operating expenses, as adjusted, of $31.2 million increased from $30.1 million largely due to higher travel and related expenses and increased market data expenses.

Operating income, as adjusted, of $63.9 million and the related margin of 33.0% decreased from $67.0 million and 33.9% in the prior quarter, respectively, due to the lower investment management fees driven by lower average assets under management.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share was $6.11, a modest decrease of $0.10, or 2%, from $6.21 in the prior quarter. The decrease primarily reflected lower investment management fees due to lower average assets under management.

The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2023	12/31/2022	Change	9/30/2023	Change
Cash and cash equivalents	$239.6	$338.2	(29%)	$195.4	23%
Gross debt (1)	$258.8	$261.6	(1%)	$279.5	(7%)
Contingent consideration (2)	$90.9	$128.4	(29%)	$94.4	(4%)
Redeemable noncontrolling interests (3)	$74.2	$95.5	(22%)	$70.6	5%
Total equity exc. noncontrolling interests	$864.0	$817.0	6%	$862.1	—%

Working capital (4)	$100.6	$193.2	(48%)	$105.6	(5%)
Net debt (cash) (5)	$19.2	$(76.7)	N/M	$84.1	(77%)

(1)Excludes deferred financing costs of $5.4 million, $6.5 million, and $5.7 million, as of December 31, 2023, December 31, 2022, and September 30, 2023, respectively
(2)Represents estimates of revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $30.6 million, $18.3 million, and $25.7 million as of December 31, 2023, December 31, 2022, and September 30, 2023, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months. As of December 31, 2023, deferred compensation related investments were added to the definition of working capital and prior period amounts have been adjusted to conform to this definition.
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $100.6 million at December 31, 2023 compared with $105.6 million at September 30, 2023, as return of capital and debt repayment offset cash earnings.
During the quarter, the company repurchased 97,952 shares of common stock for $20.0 million. For the full year 2023, the company repurchased 223,807 shares for $45.0 million and reduced shares outstanding by 1.3%.
The company repaid the remaining $20.0 million balance of the revolving credit facility during the quarter. Net debt was $19.2 million, or 0.1x EBITDA, at December 31, 2023.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, February 2, 2024, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2023	12/31/2022	Change	9/30/2023	Change	12/31/2023	12/31/2022	Change
Revenues
Investment management fees	$182,149	$163,648	11%	$184,869	(1%)	$711,475	$728,339	(2%)
Distribution and service fees	13,535	14,606	(7%)	14,333	(6%)	56,153	67,518	(17%)
Administration and shareholder service fees	18,189	18,973	(4%)	19,069	(5%)	73,857	85,862	(14%)
Other income and fees	714	1,144	(38%)	1,000	(29%)	3,783	4,660	(19%)
Total revenues	214,587	198,371	8%	219,271	(2%)	845,268	886,379	(5%)
Operating Expenses
Employment expenses	99,847	87,676	14%	101,587	(2%)	404,742	371,259	9%
Distribution and other asset-based expenses	23,470	24,365	(4%)	24,157	(3%)	96,802	112,612	(14%)
Other operating expenses	31,164	31,811	(2%)	30,494	2%	125,871	126,178	—%
Operating expenses of consolidated investment products	2,611	2,481	5%	553	372%	4,224	4,408	(4%)
Restructuring expense	133	—	N/M	691	(81%)	824	4,015	(79%)
Change in fair value of contingent consideration	1,290	5,120	(75%)	—	N/M	(5,510)	8,020	N/M
Depreciation expense	1,670	1,088	53%	1,504	11%	5,804	3,923	48%
Amortization expense	15,446	14,609	6%	15,382	—%	61,027	58,504	4%
Total operating expenses	175,631	167,150	5%	174,368	1%	693,784	688,919	1%
Operating Income (Loss)	38,956	31,221	25%	44,903	(13%)	151,484	197,460	(23%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	4,056	3,529	15%	(1,918)	N/M	6,525	(12,489)	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	449	4,147	(89%)	(1,013)	N/M	(2,404)	(39,296)	(94%)
Other income (expense), net	622	(352)	N/M	128	386%	(440)	(153)	188%
Total other income (expense), net	5,127	7,324	(30%)	(2,803)	N/M	3,681	(51,938)	N/M
Interest Income (Expense)
Interest expense	(5,987)	(4,512)	33%	(6,222)	(4%)	(23,431)	(13,173)	78%
Interest and dividend income	3,673	2,578	42%	2,872	28%	12,458	4,448	180%
Interest and dividend income of investments of consolidated investment products	53,206	35,889	48%	49,803	7%	197,707	107,325	84%
Interest expense of consolidated investment products	(43,182)	(33,374)	29%	(38,218)	13%	(155,335)	(80,234)	94%
Total interest income (expense), net	7,710	581	N/M	8,235	(6%)	31,399	18,366	71%
Income (Loss) Before Income Taxes	51,793	39,126	32%	50,335	3%	186,564	163,888	14%
Income tax expense (benefit)	13,294	13,291	—%	12,181	9%	45,088	57,260	(21%)
Net Income (Loss)	38,499	25,835	49%	38,154	1%	141,476	106,628	33%
Noncontrolling interests	(7,665)	9,565	N/M	(7,248)	6%	(10,855)	10,913	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$30,834	$35,400	(13%)	$30,906	—%	$130,621	$117,541	11%
Earnings (Loss) Per Share - Basic	$4.30	$4.87	(12%)	$4.26	1%	$18.02	$15.90	13%
Earnings (Loss) Per Share - Diluted	$4.21	$4.77	(12%)	$4.19	—%	$17.71	$15.50	14%
Cash Dividends Declared Per Common Share	$1.90	$1.65	15%	$1.90	—%	$7.10	$6.30	13%
Weighted Average Shares Outstanding - Basic	7,178	7,262	(1%)	7,258	(1%)	7,249	7,391	(2%)
Weighted Average Shares Outstanding - Diluted	7,320	7,419	(1%)	7,379	(1%)	7,375	7,582	(3%)

N/M - Not Meaningful
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
By Product (period end):
Open-End Funds (1)	$53,000	$53,865	$56,828	$54,145	$56,062
Closed-End Funds	10,361	10,358	10,166	9,472	10,026
Retail Separate Accounts	35,352	37,397	38,992	38,665	43,202
Institutional Accounts (2)	50,663	53,229	62,330	60,257	62,969
Total	$149,376	$154,849	$168,316	$162,539	$172,259

By Product (average) (3)
Open-End Funds (1)	$54,870	$54,141	$56,120	$56,511	$54,132
Closed-End Funds	10,389	10,424	10,224	10,001	9,591
Retail Separate Accounts	33,381	35,352	37,397	38,992	38,665
Institutional Accounts (2)	49,981	52,444	59,248	62,368	60,319
Total	$148,621	$152,361	$162,989	$167,872	$162,707

By Asset Class (period end):
Equity	$81,894	$87,511	$91,211	$87,984	$96,703
Fixed Income	36,903	36,596	38,361	37,352	37,192
Multi-Asset (4)	19,937	20,597	20,914	19,937	21,411
Alternatives (5)	10,642	10,145	17,830	17,266	16,953
Total	$149,376	$154,849	$168,316	$162,539	$172,259

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
By Product:
Open-End Funds (1)	47.2	47.6	49.3	51.1	49.7
Closed-End Funds	57.1	57.1	57.6	58.2	58.4
Retail Separate Accounts	42.6	44.2	44.1	43.3	43.3
Institutional Accounts (2)(7)	32.0	31.8	31.6	30.3	33.2
All Products (7)	41.7	42.0	42.2	42.0	42.6

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents assets under management of institutional separate and commingled accounts including structured products
(3)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(4)    Consists of strategies and client accounts with substantial holdings in at least two of the following asset classes: equity, fixed income, and alternatives
(5)    Consists of managed futures, event-driven, real estate securities, infrastructure, long/short, and other strategies
(6)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Institutional Accounts	0.4	0.2	0.2	0.4	2.2
All Products	0.1	0.1	0.1	0.1	0.8
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	12/31/2022	12/31/2023
Open-End Funds (1)
Beginning balance	$54,454	$53,000	$53,865	$56,828	$54,145	$78,706	$53,000
Inflows	3,029	3,011	2,550	2,687	2,940	13,985	11,188
Outflows	(6,839)	(4,792)	(4,692)	(4,137)	(4,905)	(28,549)	(18,526)
Net flows	(3,810)	(1,781)	(2,142)	(1,450)	(1,965)	(14,564)	(7,338)
Market performance	2,806	2,771	2,163	(1,034)	4,260	(15,113)	8,160
Other (2)	(450)	(125)	2,942	(199)	(378)	3,971	2,240
Ending balance	$53,000	$53,865	$56,828	$54,145	$56,062	$53,000	$56,062

Closed-End Funds
Beginning balance	$10,146	$10,361	$10,358	$10,166	$9,472	$12,068	$10,361
Inflows	2	4	20	—	—	191	24
Outflows	—	—	—	—	—	—	—
Net flows	2	4	20	—	—	191	24
Market performance	631	205	(1)	(504)	753	(1,346)	453
Other (2)	(418)	(212)	(211)	(190)	(199)	(552)	(812)
Ending balance	$10,361	$10,358	$10,166	$9,472	$10,026	$10,361	$10,026

Retail Separate Accounts
Beginning balance	$33,381	$35,352	$37,397	$38,992	$38,665	$44,538	$35,352
Inflows	1,221	1,367	1,346	1,849	2,118	5,710	6,680
Outflows	(1,651)	(1,288)	(1,434)	(1,524)	(1,726)	(6,440)	(5,972)
Net flows	(430)	79	(88)	325	392	(730)	708
Market performance	2,401	1,966	1,683	(652)	4,144	(8,456)	7,141
Other (2)	—	—	—	—	1	—	1
Ending balance	$35,352	$37,397	$38,992	$38,665	$43,202	$35,352	$43,202

Institutional Accounts (3)
Beginning balance	$46,993	$50,663	$53,229	$62,330	$60,257	$51,874	$50,663
Inflows	2,999	1,852	3,660	1,274	1,179	10,407	7,965
Outflows	(2,162)	(2,047)	(1,478)	(1,648)	(3,406)	(8,747)	(8,579)
Net flows	837	(195)	2,182	(374)	(2,227)	1,660	(614)
Market performance	2,976	2,906	2,440	(1,434)	5,165	(12,168)	9,077
Other (2)	(143)	(145)	4,479	(265)	(226)	9,297	3,843
Ending balance	$50,663	$53,229	$62,330	$60,257	$62,969	$50,663	$62,969

Total
Beginning balance	$144,974	$149,376	$154,849	$168,316	$162,539	$187,186	$149,376
Inflows	7,251	6,234	7,576	5,810	6,237	30,293	25,857
Outflows	(10,652)	(8,127)	(7,604)	(7,309)	(10,037)	(43,736)	(33,077)
Net flows	(3,401)	(1,893)	(28)	(1,499)	(3,800)	(13,443)	(7,220)
Market performance	8,814	7,848	6,285	(3,624)	14,322	(37,083)	24,831
Other (2)	(1,011)	(482)	7,210	(654)	(802)	12,716	5,272
Ending balance	$149,376	$154,849	$168,316	$162,539	$172,259	$149,376	$172,259

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	12/31/2023	12/31/2022	9/30/2023
Total revenues, GAAP	$214,587	$198,371	$219,271
Consolidated investment products revenues (1)	2,258	2,264	2,337
Investment management fees (2)	(9,933)	(9,758)	(9,823)
Distribution and service fees (2)	(13,537)	(14,607)	(14,334)
Total revenues, as adjusted	$193,375	$176,270	$197,451

Operating Expenses
Total operating expenses, GAAP	$175,631	$167,150	$174,368
Consolidated investment products expenses (1)	(2,611)	(2,481)	(553)
Distribution and other asset-based expenses (3)	(23,470)	(24,365)	(24,157)
Amortization of intangible assets (4)	(15,446)	(14,609)	(15,382)
Restructuring expense (5)	(133)	—	(691)
Deferred compensation and related investments (6)	(925)	—	278
Acquisition and integration expenses (7)	(3,050)	(6,175)	(3,013)
Other (8)	(472)	637	(379)
Total operating expenses, as adjusted	$129,524	$120,157	$130,471

Operating Income (Loss)
Operating income (loss), GAAP	$38,956	$31,221	$44,903
Consolidated investment products (earnings) losses (1)	4,869	4,745	2,890
Amortization of intangible assets (4)	15,446	14,609	15,382
Restructuring expense (5)	133	—	691
Deferred compensation and related investments (6)	925	—	(278)
Acquisition and integration expenses (7)	3,050	6,175	3,013
Other (8)	472	(637)	379
Operating income (loss), as adjusted	$63,851	$56,113	$66,980

Operating margin, GAAP	18.2%	15.7%	20.5%
Operating margin, as adjusted	33.0%	31.8%	33.9%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	12/31/2023	12/31/2022	9/30/2023
Income (loss) before taxes, GAAP	$51,793	$39,126	$50,335
Consolidated investment products (earnings) losses (1)	(1,316)	(441)	(429)
Amortization of intangible assets (4)	15,446	14,609	15,382
Restructuring expense (5)	133	—	691
Deferred compensation and related investments (6)	(783)	—	212
Acquisition and integration expenses (7)	3,050	6,175	3,013
Other (8)	472	(637)	379
Seed capital and CLO investments (gains) losses (9)	(5,078)	(3,322)	(3,146)
Income (loss) before taxes, as adjusted	$63,717	$55,510	$66,437

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$13,294	$13,291	$12,181
Tax impact of:
Amortization of intangible assets (4)	4,202	3,988	4,209
Restructuring expense (5)	36	—	189
Deferred compensation and related investments (6)	(213)	—	58
Acquisition and integration expenses (7)	830	1,686	824
Other (8)	(11)	(3,766)	276
Seed capital and CLO investments (gains) losses (9)	(801)	(46)	441
Income tax expense (benefit), as adjusted	$17,337	$15,153	$18,178

Effective tax rate, GAAPA	25.7%	34.0%	24.2%
Effective tax rate, as adjustedB	27.2%	27.3%	27.4%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$30,834	$35,400	$30,906
Amortization of intangible assets, net of tax (4)	10,764	9,942	10,603
Restructuring expense, net of tax (5)	97	—	502
Deferred compensation and related investments (6)	(570)	—	154
Acquisition and integration expenses, net of tax (7)	2,220	4,489	2,189
Other, net of tax (8)	5,689	(8,216)	5,056
Seed capital and CLO investments (gains) losses, net of tax (9)	(4,277)	(3,276)	(3,587)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$44,757	$38,339	$45,823
Weighted average shares outstanding - diluted	7,320	7,419	7,379

Earnings (loss) per share - diluted, GAAP	$4.21	$4.77	$4.19
Earnings (loss) per share - diluted, as adjusted	$6.11	$5.17	$6.21

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Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	12/31/2023	12/31/2022	9/30/2023
Administration and shareholder service fees, GAAP	$18,189	$18,973	$19,069
Consolidated investment products fees (1)	24	32	(5)
Administration and shareholder service fees, as adjusted	$18,213	$19,005	$19,064

Employment Expenses
Employment expenses, GAAP	$99,847	$87,676	$101,587
Deferred compensation and related investments (6)	(925)	—	278
Acquisition and integration expenses (7)	(1,760)	—	(2,642)
Other (8)	(472)	637	(379)
Employment expenses, as adjusted	$96,690	$88,313	$98,844

Other Operating Expenses
Other operating expenses, GAAP	$31,164	$31,811	$30,494
Acquisition and integration expenses (7)	—	(1,055)	(371)
Other operating expenses, as adjusted	$31,164	$30,756	$30,123

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$5,127	$7,324	$(2,803)
Consolidated investment products (1)	1,681	(3,782)	5,262
Deferred compensation and related investments (6)	(1,397)	—	518
Seed capital and CLO investments (gains) losses (9)	(5,078)	(3,322)	(3,146)
Total other income (expense), net as adjusted	$333	$220	$(169)

Interest and Dividend Income
Interest and dividend income, GAAP	$3,673	$2,578	$2,872
Consolidated investment products (1)	2,158	1,111	3,004
Deferred compensation and related investments (6)	(311)	—	(28)
Interest and dividend income, as adjusted	$5,520	$3,689	$5,848

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$(7,665)	$9,565	$(7,248)
Consolidated investment products (1)	1,316	441	429
Amortization of intangible assets (4)	(480)	(679)	(570)
Other (8)	5,206	(11,345)	4,953
Total noncontrolling interests, as adjusted	$(1,623)	$(2,018)	$(2,436)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

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Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business.
6.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
7.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

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Virtus Investment Partners, Inc. 14.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2023	12/31/2022	9/30/2023
Employment expenses	$1,760	$—	$2,642
Other operating expenses	—	1,055	371
Change in fair value of contingent consideration	1,290	5,120	—
Total Acquisition and Integration Expenses	$3,050	$6,175	$3,013

8.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	12/31/2023	12/31/2022	9/30/2023
Employment expense fair value adjustments	$472	$(637)	$379
Tax impact of adjustments	(128)	174	(104)
Other discrete tax adjustments	139	3,592	(172)
Affiliate minority interest fair value adjustments	5,206	(11,345)	4,953
Total Other	$5,689	$(8,216)	$5,056

Seed Capital and CLO Related
9.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
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Virtus Investment Partners, Inc. 15.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2022 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) inability to achieve expected benefits of strategic transactions; (iii) withdrawal, renegotiation or termination of investment advisory agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) inability to attract and retain key personnel; (vii) challenges from competition; (viii) adverse developments related to unaffiliated subadvisers; (ix) negative changes in key distribution relationships; (x) interruptions, breaches, or failures of technology systems; (xi) loss on our investments; (xii) lack of sufficient capital on satisfactory terms; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or limitations; (xvii) inability to make common stock dividend payments; (xviii) impediments from certain corporate governance provisions; (xix) losses or costs not covered by insurance; (xx) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2022 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com